UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2011

CALIFORNIA FIRST NATIONAL BANCORP
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	000-15641	33-0964185
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18201 VON KARMAN AVENUE, SUITE 800, IRVINE, CA 92612
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 9, 2011, we accepted the resignation of Peter A. Aharonyan as Chief Executive Officer and President of California First National Bank (“CalFirst Bank”), a subsidiary of the Company, effective September 16, 2011. Mr. Aharonyan will also leave the Board of CalFirst Bank. There was no disagreement or dispute between Mr. Aharonyan and the Company or CalFirst Bank which led to his resignation.

(c) On September 9, 2011, the Board of Directors of CalFirst Bank appointed S. Leslie Jewett to be President of the Bank, effective October 1, 2011. Ms. Jewett joined the Company in 1991 and most recently served as Chief Financial Officer of the Company and as a director of CalFirst Bank.

Effective October 1, 2011,. Robert A. Hodgson, currently Senior Vice President of Accounting and Tax for the Company, will succeed Ms. Jewett as principal accounting and financial officer for the Company. Mr. Hodgson joined the Company in 1990, and received a Bachelor of Business Administration degree from the University of Southern California and is a Certified Public Accountant.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

99.    Resignation Letter dated September 9, 2011.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA FIRST NATIONAL BANCORP
Glen T Tsuma /s/
Glen T Tsuma
Secretary

Date: September 15, 2011